Exhibit 2
ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Computer Systems

It is agreed that:

1.	The attached bond is amended by adding an additional Insuring Agreement as follows:

INSURING AGREEMENT J  COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)	entry of data into, or

(2)	change of data elements or program within a Computer System listed in the SCHEDULE below, provided the fraudulent entry or change causes

(a)	Property to be transferred, paid or delivered,

(b)	an account of the Insured, or of its customer, to be added, deleted, debited or credited, or

(c)	an unauthorized account or a fictitious account to be debited or credited, and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to

(i)	cause the Insured to sustain a loss, and

(ii)	obtain financial benefit for that individual or for other persons intended by that individual to receive financial benefit.

SCHEDULE

All systems utilized by the Insured

2.	As used in this Rider, Computer System means

(a)	computers with related peripheral components, including storage components, wherever located,

(b)	systems and applications software,

(c)	terminal devices, and

(d)	related communication networks

by which data are electronically collected, transmitted, processed, stored and retrieved.

3.	In addition to the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement:

(a)	loss resulting directly or indirectly from the theft of confidential information, material or data; and

ICB011 Ed. 7-04	Page 1 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Rights Reserved

(b)
loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply, service, write or implement programs for the Insured's Computer System.

4.	The following portions of the attached bond are not applicable to this Rider:

(a)	the portion preceding the Insuring Agreements which reads "at any time but discovered during the Bond Period";

(b)	Section 9 NONREDUCTION AND NON-ACCUMULATION OF LIABILITY of the Conditions and Limitations; and

(c)	Section 10 LIMIT OF LIABILITY of the Conditions and Limitations.

5.	The coverage afforded by this Rider applies only to loss discovered by the Insured during the period this Rider is in force.

6.
All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity, in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.	The Limit of Liability for the coverage provided by this Rider shall be

SEVEN HUNDRED FIFTY THOUSAND

Dollars ($750,000), it being understood, however, that such liability shall be a part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond or any amendment thereof.

8.	The Underwriter shall be liable hereunder for the amount by which one loss exceeds the Deductible Amount applicable to the attached bond, but not in excess of the Limit of Liability stated above.

9.
If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10.
Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this Rider may also be terminated or canceled without canceling the bond as an entirety

(a)	60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or

(b)	immediately upon receipt by the Underwriter of a written request from the Insured to terminate or cancel coverage under this Rider.

The Underwriter shall refund to the Insured the unearned premium for the coverage under this Rider. The refund shall be computed at short rates if this Rider be terminated or canceled or reduced by notice from, or at the instance of, the Insured.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB011 Ed. 7-04	Page 2 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Unauthorized Signatures

It is agreed that:

1.	The attached bond is amended by inserting an additional Insuring Agreement as follows:

  INSURING AGREEMENT M  UNAUTHORIZED SIGNATURE

(A)
Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

(B)	It shall be a condition precedent to the Insured's right of recovery under this Rider that the Insured shall have on file signatures of all persons who are authorized signatories on such account.

2.
The total liability of the Underwriter under Insuring Agreement M is limited to the sum of Twenty Five Thousand                                                                                     Dollars ($25,000                    ),   it being understood, however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond or amendment thereof.

3.	With respect to coverage afforded under this Rider, the Deductible Amount shall be TWENTY FIVE HUNDRED Dollars ($2,500 ).

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB012 Ed. 7-04
©  2004 The St. Paul Travelers Companies, Inc.   All Rights Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Telefacsimile Transactions

It is agreed that:

1.	The attached Bond is amended by adding an additional Insuring Agreement as follows:

INSURING AGREEMENT L  TELEFACSIMILE TRANSACTIONS

Loss caused by a Telefacsimile Transaction, where the request for such Telefacsimile Transaction is unauthorized or fraudulent and is made with the manifest intent to deceive; provided, that the entity which receives such request generally maintains and follows during the Bond Period all Designated Fax Procedures with respect to Telefacsimile Transactions. The isolated failure of such entity to maintain and follow a particular Designated Fax Procedure in a particular instance will not preclude coverage under this Insuring Agreement, subject to the exclusions herein and in the Bond.

2.	Definitions. The following terms used in this Insuring Agreement shall have the following meanings:

a.	"Telefacsimile System" means a system of transmitting and reproducing fixed graphic material (as, for example, printing) by means of signals transmitted over telephone lines.

b.	"Telefacsimile Transaction" means any Fax Redemption, Fax Election, Fax Exchange, or Fax Purchase.

c.	"Fax Redemption" means any redemption of shares issued by an Investment Company which is requested through a Telefacsimile System.

d.	"Fax Election" means any election concerning dividend options available to Fund shareholders which is requested through a Telefacsimile System.

e.
"Fax Exchange" means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested through a Telefacsimile System.

f.	"Fax Purchase" means any purchase of shares issued by an Investment Company which is requested through a Telefacsimile System.

g.	"Designated Fax Procedures" means the following procedures:

(1)
Retention: All Telefacsimile Transaction requests shall be retained for at least six (6) months. Requests shall be capable of being retrieved and produced in legible form within a reasonable time after retrieval is requested.

(2)
Identity Test: The identity of the sender in any request for a Telefacsimile Transaction shall be tested before executing that Telefacsimile Transaction, either by requiring the sender to include on the face of the request a unique identification number or to include key specific account information. Requests of Dealers must be on company letterhead and be signed by an authorized representative. Transactions by occasional users are to be verified by telephone confirmation.

ICB013 Ed. 7-04	Page 1 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Rights Reserved

(3)
Contents: A Telefacsimile Transaction shall not be executed unless the request for such Telefacsimile Transaction is dated and purports to have been signed by (a) any shareholder or subscriber to shares issued by a Fund, or (b) any financial or banking institution or stockbroker.

(4)
Written Confirmation: A written confirmation of each Telefacsimile Transaction shall be sent to the shareholder(s) to whose account such Telefacsimile Transaction relates, at the record address, by the end of the Insured's next regular processing cycle, but no later than five (5) business days following such Telefacsimile Transaction.

i.
"Designated" means or refers to a written designation signed by a shareholder of record of a Fund, either in such shareholder's initial application for the purchase of Fund shares, with or without a Signature Guarantee, or in another document with a Signature Guarantee.

j.	"Signature Guarantee" means a written guarantee of a signature, which guarantee is made by an Eligible Guarantor Institution as defined in Rule 17Ad-15(a)(2) under the Securities Exchange Act of 1934.

3.	Exclusions. It is further understood and agreed that this Insuring Agreement shall not cover:

a.	Any loss covered under Insuring Agreement A, "Fidelity," of this Bond; and

b.	Any loss resulting from:

(1)
Any Fax Redemption, where the proceeds of such redemption were requested to be paid or made payable to other than (a) the shareholder of record, or (b) a person Designated in the initial application or in writing at least one (1) day prior to such redemption to receive redemption proceeds, or (c) a bank account Designated in the initial application or in writing at least one (1) day prior to such redemption to receive redemption proceeds; or

(2)
Any Fax Redemption of Fund shares which had been improperly credited to a shareholder's account, where such shareholder (a) did not cause, directly or indirectly, such shares to be credited to such account, and (b) directly or indirectly received any proceeds or other benefit from such redemption; or

(3)
Any Fax Redemption from any account, where the proceeds of such redemption were requested to be sent to any address other than the record address or another address for such account which was designated (a) over the telephone or by telefacsimile at least fifteen (15) days prior to such redemption, or (b) in the initial application or in writing at least one (1) day prior to such redemption; or

(4)	The intentional failure to adhere to one or more Designated Fax Procedures; or

(5)	The failure to pay for shares attempted to be purchased.

4.
The Single Loss Limit of Liability under Insuring Agreement L is limited to the sum of  SEVEN HUNDRED AND FIFTY THOUSAND                                           Dollars ($750,000                ) it being understood, however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached Bond or amendments thereof.

5.	With respect to coverage afforded under this Rider the applicable Single loss Deductible Amount is TWENTY FIVE HUNDRED Dollars ($2,500 ).

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB013 Ed. 7-04	Page 2 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Voice Initiated Transactions

It is agreed that:

1.	The attached bond is amended by inserting an additional Insuring Agreement as follows:

INSURING AGREEMENT K  - VOICE-INITIATED TRANSACTIONS

Loss caused by a Voice-initiated Transaction, where the request for such Voice-initiated Transaction is unauthorized or fraudulent and is made with the manifest intent to deceive; provided, that the entity which receives such request generally maintains and follows during the Bond Period all Designated Procedures with respect to Voice-initiated Redemptions and the Designated Procedures described in paragraph 2f (1) and (3) of this Rider with respect to all other Voice-initiated Transactions. The isolated failure of such entity to maintain and follow a particular Designated Procedure in a particular instance will not preclude coverage under this Insuring Agreement, subject to the specific exclusions herein and in the Bond.

2.	Definitions. The following terms used in this Insuring Agreement shall have the following meanings:

a.	"Voice-initiated Transaction" means any Voice-initiated Redemption, Voice-initiated Election, Voice-initiated Exchange, or Voice-initiated Purchase.

b.	"Voice-initiated Redemption" means any redemption of shares issued by an Investment Company which is requested by voice over the telephone.

c.	"Voice-initiated Election" means any election concerning dividend options available to Fund shareholders which is requested by voice over the telephone.

d.
"Voice-initiated Exchange" means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested by voice over the telephone.

e.	"Voice-initiated Purchase" means any purchase of shares issued by an Investment Company which is requested by voice over the telephone.

f.	"Designated Procedures" means the following procedures:

(1)
Recordings: All Voice-initiated Transaction requests shall be recorded, and the recordings shall be retained for at least six (6) months. Information contained on the recordings shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85%.

(2)
Identity Test: The identity of the caller in any request for a Voice-initiated Redemption shall be tested before executing that Voice-initiated Redemption, either by requesting the caller to state a unique identification number or to furnish key specific account information.

(3)
Written Confirmation: A written confirmation of each Voice-initiated Transaction and of each change of the record address of a Fund shareholder requested by voice over the telephone shall be mailed to the shareholder(s) to whose account such Voice-initiated Transaction or change of address relates, at the original record address (and, in the case of such change of address, at the changed record address) by the end of the Insured's next regular processing cycle, but no later than five (5) business days following such Voice-initiated Transaction or change of address.

ICB014 Ed. 7-04	Page 1 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Rights Reserved

g.	"Investment Company" or "Fund" means an investment company registered under the Investment Company Act of 1940.

h.
"Officially Designated" means or refers to a written designation signed by a shareholder of record of a Fund, either in such shareholder's initial application for the purchase of Fund shares, with or without a Signature Guarantee, or in another document with a Signature Guarantee.

i.
"Signature Guarantee" means a written guarantee of a signature, which guarantee is made by a financial or banking institution whose deposits are insured by the Federal Deposit Insurance Corporation or by a broker which is a member of any national securities exchange registered under the Securities Exchange Act of 1934.

3.	Exclusions. It is further understood and agreed that this Insuring Agreement shall not cover:

a.	Any loss covered under Insuring Agreement A, "Fidelity," of this Bond; and

b.	Any loss resulting from:

(1)
Any Voice-initiated Redemption, where the proceeds of such redemption were requested to be paid or made payable to other than (a) the shareholder of record, or (b) a person Officially Designated to receive redemption proceeds, or (c) a bank account Officially Designated to receive redemption proceeds; or

(2)
Any Voice-initiated Redemption of Fund shares which had been improperly credited to a shareholder's account, where such shareholder (a) did not cause, directly or indirectly, such shares to be credited to such account, and (b) directly or indirectly received any proceeds or other benefit from such redemption; or

(3)
Any Voice-initiated Redemption from any account, where the proceeds of such redemption were requested to be sent (a) to any address other than the record address for such account, or (b) to a record address for such account which was either (i) designated over the telephone fewer than thirty (30) days prior to such redemption, or (ii) designated in writing less than on (1) day prior to such redemption; or

(4)	The intentional failure to adhere to one or more Designated Procedures; or

(5)	The failure to pay for shares attempted to be purchased; or

(6)	Any Voice-initiated Transaction requested by voice over the telephone and received by an automated system which receives and converts such request to executable instructions.

4.
The total liability of the Underwriter under Insuring Agreement K is limited to the sum of SEVEN HUNDRED AND FIFTY THOUSAND                                           Dollars ($750,000                ), it being understood, however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond or amendment thereof.

5.	With respect to coverage afforded under this Rider the applicable Deductible Amount is TWENTY FIVE HUNDRED Dollars ($2,500 ).

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB014 Ed. 7-04	Page 2 of 2
© 2004 The St. Paul Travelers Companies, Inc. All Right Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Amend Definition of Employee (Exclude EDP Coverage for Computer Software or Programs)

It is agreed that:

1.	Sub-section 7 of Section 1(a) in the Definition of Employee, is deleted and replaced by the following:

(7)
"each natural person, partnership or corporation authorized by written agreement with the Insured to perform services as electronic data processor of checks or other accounting records of the Insured (does not include the creating, preparing, modifying or maintaining the Insured's computer software or programs), but excluding any such processor who acts as transfer agent or in any other agency capacity in issuing checks, drafts or securities for the Insured, unless included under sub-section (9) hereof, and"

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB015 Ed. 7-04
©  2004 The St. Paul Travelers Companies, Inc.   All Rights Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Definition of Investment Company

It is agreed that:

1.	Section 1, Definitions, under General Agreements is amended to include the following paragraph:

(f)	Investment Company means an investment company registered under the Investment Company Act of 1940 and as listed under the names of Insureds on the Declarations.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB016 Ed. 7-04
©  2004 The St. Paul Travelers Companies, Inc.   All Rights Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Add Exclusions (n) & (o)

It is agreed that:

1.	Section 2, Exclusions, under General Agreements, is amended to include the following sub-sections:

(n)
loss from the use of credit, debit, charge, access, convenience, identification, cash management or other cards, whether such cards were issued or purport to have been issued by the Insured or by anyone else, unless such loss is otherwise covered under Insuring Agreement A.

(o)
the underwriter shall not be liable under the attached bond for loss due to liability imposed upon the Insured as a result of the unlawful disclosure of non-public material information by the Insured or any Employee, or as a result of any Employee acting upon such information, whether authorized or unauthorized.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB026 Ed. 7-04
©  2004 The St. Paul Travelers Companies, Inc.   All Rights Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

Third Party Check Exclusion

It is agreed that:

1.	This Bond shall not cover any loss resulting from or in connection with the acceptance of a Third Party Check unless:

(1)	such Third Party Check is used to open or increase an account which is registered in the name of one or more of the payees on such Third Party Check, and

(2)
reasonable efforts are made by the Insured, or by the entity receiving Third Party Checks on behalf of the Insured, to verify all endorsements on all Third Party Checks made payable in amounts greater than $25,000                    (provided, however, that the isolated failure to make such efforts in a particular instance will not preclude coverage, subject to the exclusion herein and in the Bond), and then only to the extent such loss is otherwise covered under this Bond.

For purposes of this Rider, "Third Party Check" means a check made payable to one or more parties and offered as payment to one or more other parties.

It is further understood and agreed that notwithstanding anything to the contrary above or elsewhere in the Bond, this Bond does not cover any loss resulting from or in connection with the acceptance of a Third Party Check where:

(1)	any payee on such Third Party Check reasonably appears to be a corporation or other entity; or

(2)	such Third Party Check is made payable in an amount greater than $25,000 and does not include the purported endorsements of all payees on such Third Party Check.

It is further understood and agreed that this Rider shall not apply with respect to any coverage that may be available under Insuring Agreement A.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB039 Ed. 7-04
©  2004 The St. Paul Travelers Companies, Inc.   All Rights Reserved

ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2286	DATE ENDORSEMENT OR RIDER EXECUTED 07/01/09	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS SPECIFIED IN THE BOND OR POLICY 06/15/09
* ISSUED TO W.P. STEWART & CO. GROWTH FUND, INC.

New York Statutory Rider

1.	The first paragraph of Section 13. "TERMINATION" under Conditions and Limitations is amended by adding the following:

Cancellation of this bond by the Underwriter is subject to the following provisions:

If the bond has been in effect for 60 days or less, it may be canceled by the Underwriter for any reason. Such cancellation shall be effective 60 days after the Underwriter mails a notice of cancellation to the first-named Insured at the mailing address shown in the bond. However, if the bond has been in effect for more than 60 days or is a renewal, then cancellation must be based on one of the followings grounds:

(A)	non-payment of premium, however, that a notice of cancellation on this ground shall inform the insured of the amount due;

(B)	conviction of crime arising out of acts increasing the hazard insured against;

(C)	discovery of fraud or material misrepresentation in the obtaining of the bond or in the presentation of claim thereunder;

(D)
after issuance of the bond or after the last renewal date, discovery of an act or omission, or a violation of any bond condition that substantially and materially increases the hazard Insured against, and which occurred subsequent to inception of the current bond period;

(E)
material change in the nature or extent of the risk, occurring after issuance or last annual renewal anniversary date of the bond, which causes the risk of loss to be substantially and materially increased beyond that contemplated at the time the bond was issued or last renewed;

(F)
the cancellation is required pursuant to a determination by the superintendent that continuation of the present premium volume of the Insurer would jeopardize the Insurer's solvency or be hazardous to the interest of the Insureds, the Insurer's creditors or the public;

(G)	a determination by the superintendent that the continuation of the bond would violate, or would place the Insurer in violation of, any provision of the New York State Insurance laws.

(H)
where the Insurer has reason to believe, in good faith and with sufficient cause, that there is a possible risk or danger that the Insured property will be destroyed by the Insured for the purpose of collecting the insurance proceeds, provided, however, that:

(i)
a notice of cancellation on this ground shall inform the Insured in plain language that the Insured must act within ten days if review by the Insurance Department of the State of New York of the ground for cancellation is desired, and

(ii)	notice of cancellation on this ground shall be provided simultaneously by the Insurer to the Insurance Department of the State of New York.

(iii)
upon written request of the Insured made to the Insurance Department of the State of New York within ten days from the Insured's receipt of notice of cancellation on this ground, the department shall undertake a review of the ground for cancellation to determine whether or not the Insurer has satisfied the criteria for cancellation specified in this subparagraph; if after such review the

ICB057 Ed. 4-05	Page 1 of 2
© 2005 The St. Paul Travelers Companies, Inc. All Rights Reserved

department finds not sufficient cause for cancellation on this ground, the notice of cancellation on this ground shall be deemed null and void.

Cancellation based on one of the above grounds shall be effective 60 days after the notice of cancellation is mailed or delivered to the Named Insured, at the address shown on the bond, and to its authorized agent or broker.

2.
If the Underwriter elects not to replace a bond at the termination of the Bond Period, it shall notify the Insured not more than 120 days nor less than 60 days before termination. If such notice is given late, the bond shall continue in effect for 60 days after such notice is given. The Aggregate Limit of Liability shall not be increased or reinstated. The notice not to replace shall be mailed to the Insured and its broker or agent.

3.
If the Underwriter elects to replace the bond, but with a change of limits, reduced coverage, increased deductible, additional exclusion, or upon increased premiums in excess of ten percent (exclusive of any premium increase as a result of experience rating), the Underwriter must mail written notice to the Insured and its agent or broker not more than 120 days nor less than 60 days before replacement. If such notice is given late, the replacement bond shall be in effect with the same terms, conditions and rates as the terminated bond for 60 days after such notice is given.

4.
The Underwriter may elect to simply notify the Insured that the bond will either be not renewed or renewed with different terms, conditions or rates. In this event, the Underwriter will inform the Insured that a second notice will be sent at a later date specifying the Underwriter's exact intention. The Underwriter shall inform the Insured that, in the meantime, coverage shall continue on the same terms, conditions and rates as the expiring bond until the expiration date of the bond or 60 days after the second notice is mailed or delivered, whichever is later.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By
Authorized Representative

INSURED
ICB057 Ed. 4-05	Page 2 of 2
© 2005 The St. Paul Travelers Companies, Inc. All Right Reserved

HOW TO REPORT LOSSES, CLAIMS, OR POTENTIAL CLAIMS TO TRAVELERS

Reporting new losses, claims, or potential claims promptly can be critical. It helps to resolve covered losses or claims as quickly as possible and often reduces the overall cost.

Prompt reporting:

·	better protects the interests of all parties;

·	helps Travelers to try to resolve losses or claims more quickly; and

·	often reduces the overall cost of a loss or claim - losses or claims reported more than five days after they happen cost on average 35% more than those reported earlier.

Report losses, claims, or potential claims to Travelers easily and quickly by fax, U S mail, or email.

FAX

Use this number to report a loss, claim, or potential claim by fax toll free.

1–888–460–6622

US MAIL

Use this address to report a loss, claim, or potential claim by U S Mail.

Bond–FPS Claims Department
Travelers
Mail Code NB08F
385 Washington Street
Saint Paul, Minnesota 55102

EMAIL

Use this address to report a loss, claim, or potential claim by email.

Pro.E&O.Claim.Reporting@SPT.com

This is a general description of how to report a loss, claim, or potential claim under this policy or bond. This description does not replace or add to the terms of this policy or bond. The policy or bond alone determines the scope of coverage. Please read it carefully for complete information on coverage. Contact your agent or broker if you have any questions about coverage.

ND059 Ed. 11-06	-1-
© 2006 The St. Paul Travelers Companies, Inc. All Rights Reserved